UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 14, 2005
Date of Report (Date of earliest event reported)

ENCORE CLEAN ENERGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-26047	65-0609891
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

Suite 610, 375 Water Street
Vancouver, BC Canada	V6B 5C6
(Address of principal executive offices)	(Zip Code)

(604) 801-5566
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective on January 14, 2005, the Company issued to Robert Hunt a convertible note in settlement of amounts owed to Mr. Hunt in connection with our clean energy business. See Item 3.02 “Unregistered Sales of Equity Securities”.

SECTION 3 – SECURITIES AND TRADING MARKETS

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

Effective on January 14, 2005, the Company has issued to Robert Hunt a convertible note in the principal amount of $375,000 with interest payable thereon at a rate of 6% per annum beginning on January 1, 2007 and maturing on December 31, 2009 (the “Convertible Note”). The Convertible Note provides that, at any time prior to payment of the Convertible Note in full, Mr. Hunt may convert the principal balance and any accrued and unpaid interest owing on the Convertible Note into shares in the common stock of the Company at a price per share of $0.50.

The Convertible Note was issued to Mr. Hunt in settlement of all amounts accrued and owing to Mr. Hunt under the Exclusive License Agreement dated May 20, 2003 between Mr. Hunt and our predecessor, Cryotherm, Inc. from the date of execution to December 31, 2004. The Convertible Note was issued to Mr. Hunt pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933 on the basis that Mr. Hunt has previously represented to the Company that he is an “Accredited Investor” as defined in Rule 501 of Regulation D.

Mr. Hunt is the inventor of most of the technologies underlying the Company’s clean energy business. Mr. Hunt acts as a consultant to the Company to assist in the development of our proposed clean energy products and is one of our principal stockholders.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS. ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit Number	Description of Exhibit

10.1	Convertible Note Agreement dated January 14, 2005 between Encore Clean Energy, Inc. and Robert Hunt.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE CLEAN ENERGY, INC.

Date:	January 14, 2005
		By:	/signed/Daniel B. Hunter

DANIEL B. HUNTER
President, Chief Executive Officer
and Chief Financial Officer